EXHIBIT 99.1

ENDRA Life Sciences Provides Update on U.S. Regulatory Strategy for its TAEUS® System

New path developed in consultation with the FDA to include limited confirmatory clinical data and provide potential future competitive advantages

ANN ARBOR, Mich. (February 9, 2022) – ENDRA Life Sciences Inc. (NASDAQ: NDRA), a pioneer of Thermo Acoustic Enhanced UltraSound (TAEUS®), announced today it will build on the content of its completed 510(k) application and pursue the De Novo pathway for its TAEUS System, which is intended to characterize fatty liver tissue as a means to non-invasively assess and monitor Non-Alcoholic Fatty Liver Disease (NAFLD).

ENDRA’s updated regulatory strategy is the result of a tremendous amount of productive dialogue with the U.S. Food and Drug Administration (FDA), which led to a clearer understanding of the path forward to achieve ENDRA’s U.S. market claims for the TAEUS System. While ENDRA could continue to pursue its 510(k) application, ENDRA now believes that the potential resulting 510(k) market claims may understate the TAEUS System’s clinical and commercial value. This is particularly so when ENDRA considers the remaining effort to demonstrate 510(k) predicate equivalency compared with the effort involved in the De Novo pathway. For a similar investment of time and effort, ENDRA believes it can achieve a stronger market position through the De Novo process with TAEUS-optimized market claims compared with the 510(k) approach.

Unlike a 510(k) clearance in which FDA determines “substantial equivalence” between a new product and another commercially available product with the same intended use and safety and efficacy profile (e.g., Ultrasonic imaging systems), the De Novo process provides a pathway for ENDRA to set the bar for an entirely new product classification. Further, this regulatory path will showcase TAEUS’ distinctive capabilities and will highlight TAEUS as being unique and novel, thereby strengthening TAEUS’ competitive position when it becomes available for sale in the U.S.

ENDRA’s De Novo submission will involve the following key steps:

•	Leveraging substantial portions of ENDRA’s completed 510(k) submission, which encompasses many of the same elements as the intended De Novo submission, including safety and efficacy data.

•	Customizing TAEUS’ proprietary testing methods into “special controls,” which will become requirements for future product submissions. This is expected to accelerate 510(k) submissions of future generations of TAEUS products while creating market-entry barriers for competitive products.

•	Adding limited confirmatory clinical data from a subset of ENDRA’s existing clinical evaluation sites, which is expected to be available in 2022.

“We are very encouraged with FDA’s feedback on our TAEUS System’s safety and performance data as well as their support of a De Novo pathway, which is well-suited to TAEUS’ low-to-moderate risk profile and ENDRA’s desired market claims for our novel technology. ENDRA believes it is now aligned with the FDA on the scope of the limited confirmatory clinical data, which is the primary remaining element needed for a De Novo submission. We are confident that a De Novo request is the strongest path to bring our TAEUS technology to the U.S. market. We believe this process should yield sustainable commercial advantages for our TAEUS platform by establishing a differentiated indication for use and setting the bar for an entirely new class of products,” stated ENDRA’s Chief Executive Officer Francois Michelon.

The De Novo process provides a pathway for medical devices of low-to-moderate risk that do not have a marketed predicate device. The Company plans to voluntarily withdraw its 510(k) application, which is currently in review with the FDA, and subsequently submit a De Novo application. ENDRA intends to leverage clinical data from a subset of its existing global clinical study partnerships to support the De Novo request. Each clinical site will be screening patients with MRI-PDFF (magnetic resonance imaging proton density fat fraction) as well as with TAEUS, and then comparing the results from the two modalities. ENDRA is committed to generating the additional data required for the De Novo process as rapidly as possible in 2022, building on substantial portions of ENDRA’s completed 510(k) submission.

TAEUS is currently available for sale in countries that recognize the CE mark, including those in the European Union. ENDRA’s commercialization of TAEUS includes establishing clinical research partnerships worldwide with an initial focus on Europe and the U.S. To date the company has established eight research partnerships, with four in Europe, three in the U.S. and one in China. In December 2020, ENDRA renewed its collaboration agreement with the GE Healthcare unit of the General Electric Company, extending the agreement’s term by two years to December 2022. GE Healthcare is the global leader in clinical ultrasound and has been ENDRA’s partner since 2016.

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About ENDRA Life Sciences Inc.

ENDRA Life Sciences is the pioneer of Thermo Acoustic Enhanced UltraSound (TAEUS®), a ground-breaking technology being developed to visualize tissue like MRI, but at 1/50th the cost and at the point of patient care. TAEUS® is designed to work in concert with 400,000 cart-based ultrasound systems in use globally today. TAEUS® is initially focused on the measurement of fat in the liver as a means to assess and monitor Non-Alcoholic Fatty Liver Disease (NAFLD), a chronic liver condition affecting over one billion people globally, and for which there are no practical diagnostic tools. Beyond the liver, ENDRA is exploring several other clinical applications of TAEUS®, including visualization of tissue temperature during energy-based surgical procedures. For more information, please visit www.endrainc.com.

Forward-Looking Statements

All statements in this news release that are not based on historical fact are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “seek,” “intend,” “plan,” “goal,” “estimate,” “anticipate” or other comparable terms. Examples of forward-looking statements for ENDRA include, among others, estimates of the timing of future events and achievements, such as the expectations regarding the regulatory approval process for our TAEUS applications, and expectations concerning ENDRA’s business strategy, which may be affected by risks related to the impact of COVID-19 on its business plan, its ability to find and maintain development partners, market acceptance of its technology and the amount and nature of competition in its industry, its ability to protect its intellectual property, and other risks and uncertainties described in its filings with the Securities and Exchange Commission. Forward-looking statements involve inherent risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements as a result of various factors including, among others, our ability to develop a commercially feasible technology; receipt of necessary regulatory approvals; the impact of COVID-19 on our business plans; our ability to find and maintain development partners, market acceptance of our technology and the amount and nature of competition in our industry; our ability to protect our intellectual property; and the other risks and uncertainties described in ENDRA’s filings with the Securities and Exchange Commission. The forward-looking statements made in this news release speak only as of the date of issuance, and ENDRA assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

Company Contact:

Irina Pestrikova

Senior Director, Finance

investors@endrainc.com

www.endrainc.com

Investor Relations Contact:

Yvonne Briggs

LHA Investor Relations

(310) 691-7100

YBriggs@lhai.com

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